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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of ACT Manufacturing, Inc. dated August 17, 2000 of our reports dated December 24, 1999 (June 30, 2000 as to Notes 1, 2.4, 28, 29 and 30) and December 25, 1997 and contained in Registration Statement No. 333-41406 of ACT Manufacturing, Inc. on Form S-3 under the Securities Act of 1933 insofar as such reports relate to the financial statements of GSS Array Technology Public Company Limited and its subsidiaries for each of the three years in the period ended November 24, 1999.



/s/ Deloitte Touche Tohmatsu Jaiyos
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Bangkok, Thailand
August 16, 2000